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                                   EXHIBIT 23

                       CONSENT OF BEARD MILLER COMPANY LLP


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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Lincoln Park Bancorp

        We consent to incorporation by reference in Registration Statement on Form S-8 of Lincoln Park Bancorp of our report dated January 27, 2006, relating to the consolidated statements of financial condition of Lincoln Park Bancorp and Subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the years then ended, which report appears in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.


                                                /s/ Beard Miller Company LLP


Beard Miller Company LLP
Pine Brook, New Jersey
March 30, 2006